                                                                 EXHIBIT 10.3(5)

as of June 27, 1997


Chart House, Inc.
115 South Acacia Avenue
Solana Beach, CA  92075

Attention:  James Wendler
            Vice President and Chief Financial Officer

Gentlemen:

Reference is hereby made to (x) the Note Purchase and Guarantee Agreement, dated as of December 30, 1993 (as amended, the "6.69% Note Agreement"), among Chart House, Inc. (the "Company"), the Guarantors and Metropolitan Life Insurance Company ("MetLife"), pursuant to which the Company issued its 6.69% Senior Secured Notes due 2001 (as amended, the "6.69% Notes"), and (y) the Amended and Restated Note Purchase and Guarantee Agreement, dated as of December 30, 1993 (as amended, the "10.40% Note Agreement" and, collectively with the 6.69% Note Agreement, the "Note Agreements"), among the Company, the Guarantors and MetLife, pursuant to which there is outstanding the Company's 10.40% Senior Secured Notes due 2000 (as amended, the "10.40% Notes" and, collectively with the 6.69% Notes, the "Notes"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Note Agreements as amended hereby.

As holder of the Notes and party to the Note Agreements, MetLife hereby consents and agrees that, effective as of the Effective Date (as hereinbelow defined) and subject to the first Credit Event (as defined in the Bank Agreement) having occurred:

     a) the due dates for the $3,000,000 mandatory principal prepayments with respect to the 10.40% Notes payable on July 24, 1998 and July 24, 1999 pursuant to (S)4.2 of the 10.40% Note Agreement shall in each case be modified (and
(S)4.2 of the 10.40% Note Agreement shall be deemed amended mutatis mutandis to
                                                            ------- --------
reflect such modification) to be June 30, 1997, and the Company's failure to make such mandatory principal prepayments with respect to the 10.40% Notes, together with accrued interest thereon, on June 30, 1997 shall constitute an Event of Default under (S)(S)5.1(a) and/or (b) of the 10.40% Note Agreement (after the applicable grace periods therein have expired) and under (S)5.1(f) of the 6.69% Note Agreement;

     b) the increase in the interest rate applicable to (i) the 6.69% Notes to 8.69% per annum and (ii) the 10.40% Notes to 12.40% per annum, in each case from and after June 30, 1997 as provided in the letter agreement, dated November 12, 1996, among MetLife, the Company and the Guarantors (the "Letter Agreement") shall be, and hereby is, rescinded;

     c) the amendment to the Interest Payment Dates applicable to the Notes effected by the Letter Agreement to be the second day of each month, commencing with July 2, 1997, shall be, and hereby is, rescinded, so that the Interest Payment Dates applicable to (i) the 6.69% Notes shall be January 2 and July 2 of each year, and (ii) the 10.40% Notes shall be January 24, April 24, July 24 and October 24 of each year;

     d) (S)7 of the Note Agreements shall be amended to read in its entirety as set forth in Exhibit A hereto;

     e) (S)5.1 of the Note Agreements shall be amended as follows:

          i) subsection (c) of (S)5.1 shall be amended to read as follows:

          "(c) if the Company or any Guarantor shall fail to maintain its corporate existence or shall default in the observance or performance of any covenant or agreement contained in (S)7.1, (S)(S)7.4-7.6, inclusive, or
     (S)(S)7.8-7.26, inclusive;";

          ii) subsection (d) of (S)5.1 shall be amended to read as follows:

          "(d) if the Company or any Guarantor shall fail to observe or perform any term or provision contained in (S)(S)7.2, 7.3 or 7.7 and such failure shall continue for ten (10) days or the Company or any Guarantor shall fail to observe or perform any other term or provision contained in the Loan Documents (other than as specified in subsections (a), (b), (c), (h) and (i) of this (S)5.1) and such failure shall continue for thirty (30) days after the earlier of (1) written notice of such failure has been given to the Company by any holder of a Note and (2) the date the Company or the applicable Guarantor has knowledge of such failure;";

          iii) subsection (f) or (S)5.1 shall be amended to read as follows:

          "(f) if the Company, any Guarantor or any or their

Subsidiaries shall default in any payment of principal of or interest on any Indebtedness (other than the Notes) in an aggregate amount for all such Persons in excess of $1,000,000 or any other event shall occur, the effect of which is to permit such Indebtedness to be declared or otherwise to become due prior to its stated maturity;";

     iv)  subsection (g) of (S)5.1 shall be amended to read as follows:

      "(g) if one or more judgments or decrees shall be entered against the Company, any Guarantor or any of their Subsidiaries and such judgments or decrees (other than decrees involving amounts in the aggregate for all such Persons of less that $1,000,000) shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within thirty (30) days from the entry thereof or in any event later that five (5) days prior to the date of any proposed sale thereunder;";

      v) subsection (h) of (S)5.1 shall be amended by deleting the references to "(S)7.20" therein and substituting therefor "(S)7.13";

      vi) subsection (i) of (S)5.1 shall be amended by adding the phrase "or shall attempt to rescind or revoke the Guarantee" immediately prior to the semicolon at the end thereof;

      vii) subsection (j) of (S)5.1 shall be amended to read as follows:

      "(j) if (1) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(2) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (3) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate any Single Employer Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Required Holders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for ten days after notice of such Reportable Event pursuant to
Section 4043(a), (c) or (d) of ERISA is given or the continuance of such proceedings for ten days after commencement thereof, as the case may be, (4) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (5) any withdrawal liability to a Multiemployer Plan shall be incurred by the Company or
(6) any other event or
     condition shall occur or exist; and in each case in clauses (1) through (6) above, such event or condition, together with all other such events or conditions, if any, is likely to subject the Company, any Guarantor or any of their Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Company or any Guarantor;";

          viii) subsection (k) of (S)5.1 shall be amended to read as follows:

          "(k) if (1) the Company, any Guarantor or any of their Subsidiaries shall commence any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company, any Guarantor or any of their Subsidiaries shall make a general assignment for the benefit of its creditors; or (2) there shall be commenced against the Company, any Guarantor or any of their Subsidiaries any case, proceeding or other action of a nature referred to in clause (1) above which (i) results in the entry of an order for relief or any such adjudication or appointment, or (ii) remains undismissed, undischarged or unbonded for a period of thirty (30) days; or (3) there shall be commenced against the Company, any Guarantor or any of their Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within sixty (60) days from the entry thereof; or (4) the Company, any Guarantor or any of their Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in (other than in connection with a final settlement), any of the acts set forth in clauses (1), (2) or (3) above; or (5) the Company, any Guarantor or any of their Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;";

          ix) (S)5.1 shall be amended by adding new subsections (1), (m), (n) and (o) to read as follows:

          "(1) if the Company shall voluntarily suspend the transaction of business for more than five days in any calendar year commencing in fiscal year 1997;

          (m) if there shall occur an "Event of Default" under (and as that term is defined in) the Bank Agreement;

          (n) if the Parent shall cease to own one hundred percent (100%) of the outstanding capital stock of the Company or there shall occur a Change of Control of the Parent; or

          (o) if the independent public accountants of the Parent at June 27, 1997 shall resign and a replacement firm of independent public accountants reasonably acceptable to the Required Holders shall not have been appointed (and accepted such appointment) within sixty (60) days following such resignation.";

     f) (S)10 of the Note Agreements shall be amended as follows:

          i) the following defined terms shall be added in appropriate alphabetical order (and, where applicable, shall replace any identical term already defined in said (S)10):

              "BankBoston" shall mean BankBoston, N.A., formerly known as The
               ----------
     First National Bank of Boston.

              "Bank/Metropolitan Obligations" shall mean, collectively, the Bank
               -----------------------------
     Obligations and the Metropolitan Obligations.

              "Bank Obligations" shall have the meaning given such term in each
               ----------------
     of the Security Documents.

              "Capital Expenditures" shall mean, for any period, the aggregate
               --------------------
     of all expenditures by the Parent and its Subsidiaries for the acquisition of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of the Parent and its Subsidiaries. For the purpose of this definition, the purchase price of equipment which is purchased simultaneously with the trade-in of existing equipment owned by the Company or any of its Subsidiaries or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for such equipment being traded in at such time, or the amount of such proceeds, as the case may be.

     "Capitalized Leases" shall mean leases under which the Parent or any of its
      ------------------
Subsidiaries is the lessee or obligor, the future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

     "Change of Control" shall mean if any Person other than either Chart House
      -----------------
Investors, L.L.C. or Metropolitan shall own more than twenty percent (20%) of the outstanding capital stock of the Parent.

     "Collateral" shall mean the real and personal property (tangible and
      ----------
intangible) and fixtures which are the subject of the Company Security
Documents.

     "Commonly Controlled Entity" of a Person shall mean a Person, whether or
      --------------------------
not incorporated, which is under common control with such Person within the meaning of Section 414(c) of the Code .


     "Consolidated Net Worth" shall mean the excess of the consolidated total
      ----------------------
assets of the Parent and its Subsidiaries, determined in accordance with GAAP, over Consolidated Total Liabilities, excluding in any event all non-cash gains or losses arising in connection with any Other Permitted Asset Sale.

     "Consolidated Total Liabilities" shall mean all liabilities of the Parent
      ------------------------------
and its subsidiaries determined on consolidated basis required to be shown on a balance sheet of the Parent in accordance with GAAP.

     "Contractual Obligation" as to any Person shall mean any provision of any
      ----------------------
security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

     "EBITDA" shall mean for any period the sum of (a) net income (or net loss)
      ------
for such period, plus (b) all amounts treated as expenses for interest, amortization, depreciation, taxes (to the extent included in the determination of net income (or net loss)), and other non-cash charges for such period, plus
(c) to the extent not otherwise included in subclause (b) above and only for purposes of determining compliance with (S)(S)7.23 and 7.24 through June 30, 1998, cash restructuring charges (not to exceed $900,000), and minus (d) non-cash credits for such period.

     "GAAP" shall mean generally accepted accounting principles in the United
      ----
States of America in effect from time to time.

      "Governmental Authority" shall mean any nation or government, any state or
       ----------------------
other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Hazardous Materials" shall mean:
       -------------------

          (a) "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances", as defined in any of the Hazardous Materials Laws;

          (b) any pollutant or contaminant, or hazardous, dangerous or toxic chemical, material, waste or substance which Hazardous Materials Laws prohibit, limit or otherwise regulate as to use, exposure, release, generation, manufacture, sale, transport, handling, storage, treatment, reuse, presence, disposal or recycling;

          (c) petroleum, crude oil or any fraction of petroleum or crude oil;

          (d) any radioactive material, including any source, special nuclear or by-product material, as defined at 42 U.S.C. (S)2011 et seq., and amendments
thereto and reauthorizations thereof;                ------

          (e) asbestos-containing materials in any form or condition; and

          (f) polychlorinated biphenyls.

      "Hazardous Materials Claims" shall mean any enforcement, cleanup, removal
       --------------------------
or other governmental or regulatory action or order with respect to the Property pursuant to any Hazardous Materials Laws, and/or any claim asserted in writing by any third party relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials.

      "Hazardous Materials Laws" shall mean any applicable federal, state or
      -------------------------
local laws, ordinances or regulations relating to Hazardous Materials.

      "Indebtedness" of any Person shall mean all items of indebtedness which,
       ------------
in accordance with GAAP and practices, would be included in determining liabilities as shown on the liability side of a balance sheet of such Person as of the date as of which Indebtedness is to be determined including, without limitation, all obligations for money borrowed and capitalized lease obligations, and shall also include all indebtedness and liabilities of others assumed or guaranteed by such Person or in respect of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection) whether by reason of any agreement to acquire such indebtedness or to supply or advance sums or otherwise.

        "Interest Expense" shall mean for any period, interest accrued or paid
         ----------------
to the extent not accrued in a prior period by the Parent and its subsidiaries for such period (including, without limitation, capitalized interest with respect to Indebtedness, facility fees, commitment fees and similar fees incurred in connection with the borrowing of money).

        "Lien" shall mean any security interest, mortgage, pledge, lien, claim
         ----
on property, charge or encumbrance (including any conditional sale or other title retention agreement), any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

        "Loan Documents" shall mean this Agreement, the Notes, the Security
         --------------
documents and each other document, instrument or agreement executed by the Company or any Guarantor or otherwise delivered in connection herewith or therewith, as any of the same may be amended, extended or replaced form time to time with the consent of the holders of the Notes.

        "Metropolitan Obligations" shall have the meaning given such term in
         ------------------------
each of the Security Documents.

        "Mortgages" shall mean those real property mortgages described more
         ---------
particularly on Exhibit O attached to the Bank Agreement (as in effect on June 27, 1997) and any other mortgages or deeds of trust that may subsequently be executed and delivered by the Company to the Security Agent, as any of the same may be amended, extended or replaced from time to time with the consent of the holders of the Notes.

        "Multiemployer Plan" as to any Person shall mean a Plan of such Person
         ------------------
which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

        "Other Permitted Asset Sales" shall mean sales of those assets described
         ---------------------------
on Exhibit P attached to the Bank Agreement (as in effect on June 27, 1997).

        "Other Permitted Debt" shall mean Indebtedness described on Exhibit Q
         --------------------
attached to the Bank agreement (as in
effect on June 27, 1997).

     "Other Permitted Guaranties" shall mean those guaranties described on
      --------------------------
Exhibit R attached to the Bank Agreement (as in effect on June 27, 1997).

     "Other Permitted Investments" shall mean Investments described on Exhibit
      ---------------------------
S attached to the Bank Agreement (as in effect on June 27, 1997).

     "Other Permitted Secured Debt" shall mean Indebtedness described as such
      ----------------------------
on Exhibit Q attached to the Bank Agreement (as in effect on June 27, 1997).

     "Plan" shall mean as to any Person, any pension plan that is covered by
      ----
Title IV of ERISA and in respect of which such Person or a Commonly Controlled Entity of such Person is an "employer" as defined in Section 3(5) of ERISA.

     "Property" shall mean, collectively and severally, any and all real
      --------
property, including all improvements and fixtures thereon, owned or occupied by the Company or any of its Subsidiaries.

     "Reportable Event" shall mean a reportable event as defined in Title IV of
      ----------------
ERISA, except actions of general applicability by the Secretary of Labor under
Section 110 of ERISA.

     "Required Principal Payments of Debt" shall mean for any period all
      -----------------------------------
regularly scheduled payments on account of Indebtedness for borrowed money and capitalized lease obligations during such period, provided that "regularly scheduled payments" shall not include (i) the aggregate $9,000,000 of principal payments due on the Metropolitan Obligations on July 24, 1996, January 2, 1997 and July 24, 1997, regardless of when paid, or (ii) otherwise regularly scheduled payments due during such period which are prepaid during a previous period.

     "Requirements of Law" shall mean as to any Person the certificate of
      -------------------
incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or a final and binding determination of an arbitrator or a determination of a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Secured Parties" shall have the meaning given such term in each of the
      ---------------
Security Documents.

     "Security Agent" shall mean Sumitomo and any successor to Sumitomo as the
      --------------
Security Agent under the Security Documents.

     "Single Employer Plan" shall mean as to any Person any Plan of such Person
      --------------------
which is not a Multiemployer Plan.

     "Subsidiary" shall mean with respect to any Person, any corporation more
      ----------
than fifty percent (50%) of the stock of which having by the terms thereof ordinary voting power to elect the board of directors, managers or trustees of such corporation shall, at the time as of which any determination is being made, be owned by such Person, either directly or through Subsidiaries of such Person, either directly or through Subsidiaries of such Person (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency).

     "Sumitomo" shall mean The Sumitomo Bank of California.
      --------

     "Total Funded Debt" shall mean for any Person all Indebtedness for borrowed
      -----------------
money, capitalized lease obligations and contingent liabilities with respect to issued and outstanding letters of credit.";

     ii) the definition of "Bank Agreement" shall be amended to read as follows:

     "Bank Agreement" shall mean the Second Amended and Restated Credit
      --------------
Agreement, dated as of June 27, 1997, as amended from time to time with the consent of the Required Holders.";

     iii) the definition of "Bank Notes" shall be amended to read as follows:

     "Bank Notes" shall mean the Replacement Notes (as defined in the Bank
      ----------
Agreement) issued or to be issued by the Company to the Banks under, and pursuant to the provisions of, the Bank Agreement.";

     iv) the definition of "Banks" shall be amended to read as follows:

     "Banks" shall mean BankBoston, Sumitomo and such other financial institutions that may become parties to the Bank Agreement pursuant to the terms thereof.";

     v) the definition of "Change of Control Date" shall be amended by (i) adding the phrase "or Chart House Investors, L.L.C."

after the word "Metropolitan", and (ii) deleting the reference to "(S)7.24" and substituting therefor "(S)7.18";

     vi) the definition of "generally accepted accounting principles" and references to such term shall be deleted and the definition of "GAAP" and references to such term shall be substituted therefor, respectively; and

     vii) the definitions of "Consolidated Net Earnings Available for Fixed Charges", "Consolidated Net Earnings Available for Interest Charges", "Consolidated Stockholders Equity", "Consolidated Tangible Net Worth", "Fixed Charges", "FNBB", "Interest Charges", "Loans", "Net Proceeds", "Paradise", "Revolving Credit Loans" and "Sanwa" shall be deleted;

     g) (S)10 of the 10.40% Note Agreement shall be amended by adding the following definitions in appropriate alphabetical order:

          "Other Metropolitan Agreement" shall mean the 6.69% Agreement, as
           ----------------------------
     amended from time to time.

          "Other Metropolitan Loan Documents" shall mean the "Loan Documents",
           ---------------------------------
     as defined in the Other Metropolitan Agreement.

          "Other Metropolitan Notes" shall mean the 6.69% Notes, as amended from
           ------------------------
     time to time.";

     h) (S)10 of the 6.69% Note Agreement shall be amended by adding the following definitions in appropriate alphabetical order:

          "Other Metropolitan Agreement" shall mean the 1990 Agreement, as
           ----------------------------
     amended from time to time.

          "Other Metropolitan Loan Documents" shall mean the 1990 Loan
           ---------------------------------
     Documents.

          "Other Metropolitan Notes" shall mean the 1990 Notes, as amended from
           ------------------------
     time to time.";

     i) (S)6.2 of the Note Agreements shall be amended, mutatis mutandis, to
                                                        ------- --------
incorporate therein the terms and provisions of paragraphs 1-10 and 12-16 of the Amended and Restated Guaranties (as defined in the Bank Agreement and as such Guaranties exist on the date hereof), and the terms and provisions of said paragraphs shall be deemed to be a part of said (S)6.2 as though set forth in full therein, except that, for this purpose, (i) references in said paragraphs to "Obligations" shall mean the respective Metropolitan Obligations, (ii) references in said paragraphs to "Agent", "Banks" or "Bank" shall mean the holders of the 6.69% Notes and the 10.40% Notes, respectively, and (iii) references in said paragraphs to "Credit Agreement" shall mean the 6.69% Note

Agreement and the 10.40% Note Agreement, respectively; and

      j) (S)4.5 of the 6.69% Note Agreement and (S)4.6 of the 10.40% Note Agreement (and references in the respective Note Agreements to said Sections) shall be deleted.

By their execution hereof, the Company and each of the Guarantors affirms and agrees that (a) the execution and delivery by such Persons of, and the performance of their respective obligations under, this consent and agreement and the Bank Agreement shall not in any way amend, impair, invalidate or otherwise affect any of such Person's obligations or the rights, remedies and powers of MetLife under the Loan Documents, including, without limitation, the Security Documents, as the same are amended hereby and (in the case of the Security Documents) by the Bank Agreement, (b) all Loan Documents remain in full force and effect, (c) the term "Obligations" as used in the Security Documents (as amended by the Bank Agreement) includes the Metropolitan Obligations, and (d) they will deliver or cause to be delivered to MetLife, concurrently with the delivery thereof to the Security Agent, the Additional Mortgage Documents with respect to the Additional Florida Properties (as such terms are defined in the Bank Agreement), all of which shall be satisfactory to MetLife.

By their execution hereof, each of the Company, the Parent and Big Wave, severally and independently as to itself only, represents and warrants that as of the date hereof and at and as of the Effective Date:

      (a) Except to the extent such were by their terms made solely as of a prior date, the representations and warranties of such party contained in the Loan Documents are accurate and complete in all material respects.

      (b) The execution and delivery by such party of this consent and agreement and the performance by such party of its obligations hereunder are within the corporate power of such party, have been (or as of the Effective Date will be) duly authorized by all necessary corporate action and do not and will not (1) contravene any provision of such party's charter, other incorporation papers, by-laws or any stock provisions, or any amendment thereof, (2) conflict with, or result in a breach of any material term, condition or provision of, or constitute a default under, or result in the creation of any mortgage, lien, pledge, charge, security interest or other encumbrance upon any of the property of any of such parties pursuant to, any agreement, deed of trust, indenture, mortgage or other instrument agreement, deed of trust, indenture, mortgage or other instrument to which such party is a party or by which any of its properties are bound, (3) violate or contravene any provision of any law, regulation, order, ruling or interpretation thereunder or any decree, order or judgment of any court or governmental or regulatory authority, bureau, agency or official, (4) require any waiver, consent or approval of any Person other than such as have been obtained and copies of which have been provided to MetLife, or (5) require any approval, consent, order, authorization or license by, or giving of notice to, or taking any other action with respect to, any governmental or regulatory authority or agency under any provision of law, except those actions which have been taken or will be taken prior to the Effective Date.

     (c) This consent and agreement constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms.

     (d) No Default or Event of Default has occurred or is continuing or will occur as a result of (1) the execution and delivery of this consent and agreement, or (2) the consummation of the transactions contemplated hereby.

     (e) There has been no material adverse change in the financial condition or prospects of such party since December 30, 1996.

This consent and agreement shall become effective upon the date (the "Effective Date") upon which each of the following shall have occurred:

     (a) the Company shall have paid to MetLife, in the manner specified in
(S)4.8 of the 10.40% Note Agreement, the mandatory principal prepayments with respect to the 10.40% Notes referred to in paragraph a) hereof, together with accrued interest thereon;

     (b) the Company shall have paid to MetLife the amount of $50,000 as an amendment fee;

     (c) there shall have been delivered to MetLife a duly executed copy of the Bank Agreement, together with all Exhibits thereto, which shall be satisfactory in form and substance to MetLife;

     (d) there shall have been delivered to MetLife the Additional Mortgage Documents for the Dobbs Ferry Property (as defined in the Bank Agreement), all of which shall be satisfactory to MetLife;

     (e) there shall have been delivered to MetLife evidence satisfactory to MetLife that all conditions precedent to the first Credit Event set forth in Paragraph 7(a) of the Bank Agreement shall have been satisfied and that the Bank Agreement is in full force and effect;

     (f) there shall have been delivered to MetLife copies of the items referred to in clauses (v), (x) (certified in favor of MetLife), (xii), (xiii), (xvi),
(xvii) (as to the Lien of the Security Documents with respect to the Metropolitan Obligations), (xviii) and (xix) of Paragraph 7(a) (1) of the Bank Agreement;

     (g) there shall have been delivered to MetLife a copy of this consent and agreement, duly executed by the Company and the Guarantors;

     (h) there shall have been delivered to MetLife a counterpart of this consent and agreement, acknowledged and agreed to by the Agent, the Security Agent and the Banks; and

     (i) there shall have been delivered to MetLife from or with respect to each of Big Wave, the Company and the Parent, (i) copies (certified in favor of MetLife) of corporate resolutions authorizing the execution, delivery and performance of (A) this consent and agreement, (B) the Loan Documents as amended hereby and (in the case of the Security Documents) by the Bank Agreement and (C) the Bank Agreement, (ii) incumbency certificates with respect to this consent and agreement, and (iii) good standing certificates from the Secretary of State of California and of Delaware, in each case satisfactory to MetLife.

In the event the Effective Date does not occur on June 30, 1997, then this consent and agreement shall, at the election of MetLife, as evidenced by written notice of such election delivered by MetLife to the Company, terminate and be of no further force or effect.

The representations, warranties, covenants and agreements of the Company, the Parent and Big Wave set forth herein shall survive the Effective Date.

This consent and agreement shall be governed by and construed in accordance with the laws of the State of New York.

This consent and agreement may be executed in counterparts and such counterparts shall, when taken together, constitute one and the same agreement.

Very truly yours,

METROPOLITAN LIFE INSURANCE COMPANY

By: /s/ JACQUELINE D. JENKINS
    -------------------------
    Jacqueline D. Jenkins
    Vice President


ACKNOWLEDGED AND AGREED TO
this 27th day of June, 1997.

CHART HOUSE, INC.

By: /s/ JAMES C. WENDLER
    ------------------------------
Name:  James C. Wendler

Title: Vice President, Treasurer &
       Assistant Secretary


CHART HOUSE ENTERPRISES, INC.

By:  /s/ JAMES C. WENDLER
     --------------------------
     James C. Wendler
     Vice President - Finance &
     Chief Financial Officer


BIG WAVE, INC.

By: /s/ JAMES C. WENDLER
    ------------------------------
Name:  James C. Wendler

Title: Vice President, Treasurer &
       Assistant Secretary


BANKBOSTON, N.A.
as Agent

By: /s/ THOMAS F. FARLEY, JR.
    -------------------------
Name:  Thomas F. Farley, Jr.

Title: Director

THE SUMITOMO BANK OF CALIFORNIA
as Security Agent

By: /s/ MATTHEW VAN STEENHUYSE
    --------------------------
Name:  Matthew Van Steenhuyse

Title: Vice President


BANKBOSTON, N.A.

By: /s/ THOMAS F. FARLEY, JR.
    -------------------------
Name:  Thomas F. Farley, Jr.

Title: Director


THE SUMITOMO BANK OF CALIFORNIA


By: /s/ MATTHEW VAN STEENHUYSE
    --------------------------
Name:  Matthew Van Steenhuyse

Title: Vice President